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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              __________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: March 25, 1999
                Date of Earliest Event Reported: March 10, 1999

                       TCI SATELLITE ENTERTAINMENT, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                      000-21317               84-1299995
       (Commission File Number)    (I.R.S. Employer Identification No.)


                         8085 South Chester, Suite 300
                           Englewood, Colorado 80112
          (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code: (303) 712-4600
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Item 2.  Disposition of Assets.
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         Effective January 22, 1998, Tempo Satellite, Inc., a wholly-owned subsidiary of the Registrant ("Tempo"), and PRIMESTAR, Inc. ("PRIMESTAR") entered into an asset purchase agreement (the "Hughes High Power Agreement") with Hughes Electronics Corporation ("Hughes"), an unaffiliated third party. Pursuant to the Hughes High Power Agreement, Tempo agreed to sell its high power direct broadcast satellite assets, which consist of its two high-power satellites (one of which is currently in orbit at 119 degrees West Longitude (the "In-Orbit Satellite") and one of which is currently used as a ground spare (the "Ground Satellite")) and its license with respect to the 119 degrees West Longitude orbital location (collectively, the "Tempo High Power Assets"), and PRIMESTAR agreed to sell its option to acquire the Tempo High Power Assets to Hughes, for aggregate consideration valued at $500 million (the "Hughes High Power Transaction").

         Due to the fact that regulatory approval is required to transfer the In-Orbit Satellite and the license for the 119 degrees West Longitude orbital location to Hughes, the Hughes High Power Transaction will be completed in two steps. Effective March 10, 1999, the first closing (the "First Closing") was consummated whereby Hughes acquired the Ground Satellite and PRIMESTAR's option to acquire the Ground Satellite (the "Ground Satellite Option") for aggregate consideration of $150 million. Such consideration was comprised of the following: (1) $9,750,000 paid to PRIMESTAR for the Ground Satellite Option, (2) $750,000 paid to Tempo to exercise the Ground Satellite Option and (3) the assumption by Hughes of liabilities of Tempo related to the Ground Satellite in the amount of $139,500,000 in exchange for the Ground Satellite. At December 31, 1998, the carrying value of the Ground Satellite was $224 million.

         As noted above, the closing of the sale of the In-Orbit Satellite, the 119 degrees West Longitude orbital location license and PRIMESTAR's option to acquire the In-Orbit Satellite is subject to regulatory approval, and is expected to be consummated in the second quarter of 1999. Upon completion of the sale of the Registrant's remaining high power assets, which had a carrying value of $239 million at December 31 1998, the Registrant will receive additional consideration of $325 million in the form of cash and debt assumption.

Item 7.  Financial Statements and Exhibits.
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(b)  Pro forma financial information

         See Item 2 above for a description of the pro forma balance sheet effects of the First Closing. The Registrant's pro forma results of operations would not be impacted by the consummation of the First Closing because the sale of the Ground Satellite is a nonrecurring transaction. As this narrative description represents all of the pro forma effects of the First Closing, detailed pro forma financial statements are not included herein.

(c)  Exhibits

         99.1  Hughes High Power Agreement, incorporated by reference to
Exhibit 99.2 of the Company's Current Report on Form 8-K, dated February 1,
1999.

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                                   SIGNATURE
                                   ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 1999
                                    TCI SATELLITE ENTERTAINMENT, INC.


                                    By:/s/ Kenneth G. Carroll
                                       ----------------------
                                       Kenneth G. Carroll
                                       Senior Vice President and
                                       Chief Financial Officer

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                                 Exhibit Index
                                 -------------

99.1 Hughes High Power Agreement, incorporated by reference to Exhibit 99.2 of the Company's Current Report on Form 8-K, dated February 1, 1999.